Exhibit 99.1

Schnitzer Provides Market Outlook for First Quarter of Fiscal 2013

PORTLAND, Ore.--(BUSINESS WIRE)--November 27, 2012--Schnitzer Steel Industries, Inc. (Nasdaq:SCHN) announced today its market outlook for its first quarter of fiscal 2013. During the first half of the quarter, both export and domestic sales prices for ferrous metals dropped approximately $50 per ton from August levels driven by significantly lower domestic utilization rates and the weak economic conditions globally which continued to adversely impact overall steel demand. Domestic selling prices recovered toward the end of the quarter. Export sales prices lagged the domestic market slightly, strengthening in November for December shipments. Current export sales prices have nearly recovered to August levels. During the quarter, the supply of scrap continued to be constrained by low US GDP growth, and supply volumes were negatively impacted by the lower price environment.

In our Metals Recycling Business, ferrous average net selling prices are expected to decline approximately 5% from the fourth quarter of fiscal 2012. Ferrous sales volumes are expected to decline approximately 20% due to softer demand resulting from the economic uncertainty, reduced flows of raw materials and timing of shipments. Nonferrous average selling prices are expected to increase approximately 5% while volumes are expected to decline approximately 30% from the fourth quarter. Operating income per ferrous ton is expected to be $4, approximately 60% lower than the fourth quarter of fiscal 2012, due to the declining trend in selling prices, the impact of constrained supply volumes on production costs and the timing of shipments.

In our Auto Parts Business, the drop in commodity prices is expected to result in a decline of 5% in revenues from the fourth quarter of fiscal 2012. First quarter operating margin is expected to increase to approximately 8% due to lower average inventory costs and normal seasonal improvements in our retail operations, including higher admissions, which more than offset the impact of lower ferrous and nonferrous selling prices.

In our Steel Manufacturing Business, average selling prices and volumes are expected to be in line with the fourth quarter. Steady market conditions, combined with reduced costs of raw materials, are expected to result in operating income of approximately $3 million.

Strong progress on cost reductions is continuing and we are on track with our restructuring program announced in August to lower pre-tax operating costs by approximately $25 million annually. However, corporate expense in the first quarter is expected to be slightly higher sequentially as a result of $2 million of nonrecurring benefits in the fourth quarter and higher intercompany profit eliminations due to the timing of shipments. For the first quarter, net income is expected to be in the range of break-even before pre-tax restructuring charges of $2 million. Actual financial performance may be materially different based on, among other factors, market conditions and the timing of shipments.

Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references to “we,” “our,” “us” and “SSI” refer to the Company and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding our expectations, intentions, beliefs and strategies regarding the future, including statements regarding trends, cyclicality and changes in the markets we sell into; strategic direction; changes to manufacturing and production processes; the cost of compliance with environmental and other laws; expected tax rates, deductions and credits; the realization of deferred tax assets; planned capital expenditures; liquidity positions; ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; expected results, including pricing, sales volumes and profitability; obligations under our retirement plans; savings or additional costs from business realignment and cost containment programs; and the adequacy of accruals.

When used in this report, the words “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “could,” “opinions,” “forecasts,” “future,” “forward,” “potential,” “probable,” and similar expressions are intended to identify forward-looking statements.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases and public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent annual report on Form 10-K and our quarterly report on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site; the impact of general economic conditions; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; difficulties associated with acquisitions and integration of acquired businesses; the impact of goodwill impairment charges; the realization of expected cost reductions related to restructuring initiatives; the inability of customers to fulfill their contractual obligations; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; the impact of the consolidation in the steel industry; the impact of imports of foreign steel into the U.S.; inability to realize expected benefits from investments in technology; freight rates and availability of transportation; product liability claims; costs associated with compliance with environmental regulations; the adverse impact of climate change; inability to obtain or renew business licenses and permits; compliance with greenhouse gas emission regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Non-GAAP Financial Measures

This press release includes expected performance excluding expected restructuring charges. Management believes that this non-GAAP financial measure allows for a better understanding of our operating and financial performance. This non-GAAP financial measure should be considered in addition to, but not as a substitute for, the most directly comparable US GAAP measures.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled ferrous metal products in the United States with 58 operating facilities located in 14 states, Puerto Rico and Western Canada. The business has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company's integrated operating platform also includes its auto parts and steel manufacturing businesses. The Company's auto parts business sells used auto parts through its 51 self-service facilities located in 14 states and Western Canada. With an effective annual production capacity of approximately 800,000 tons, the Company's steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company commenced its 107th year of operations in fiscal 2013.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations:
Alexandra Deignan, 646-278-9711
or
Media Relations:
Chip Terhune, 503-367-2568
Website: www.schnitzersteel.com
Email: ir@schn.com